Exhibit 4.1

CERTIFICATE OF MEMBERSHIP UNITS

Membership
Number	Units

Cardinal Ethanol, LLC
A Limited Liability Company Organized Under the Laws of the State of Indiana
      THIS CERTIFIES THAT                                                                                                                                             is/are the
owner(s) of                                                                                UNITS (                    ) of the Membership Units of Cardinal Ethanol, LLC, an Indiana limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this                     day of                                         , 20 .

Troy Prescott, President	John N. Shanks II, Secretary

     FOR VALUE RECEIVED,                    hereby sell, assign, and transfer unto                                                                                                                                                                                                                                                    Units represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                 Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
     Dated                                         ,                     .

In Presence of

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.